                                                                   EXHIBIT 10.11
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                                95 SOUTH JACKSON
                           Seattle, Washington 98104



                               ------------------



                                LEASE AGREEMENT

                                    BETWEEN

                               MERRILL PLACE, LLC

                                    Landlord


                                      And


                          FREESHOP INTERNATIONAL, INC.
                                     Tenant


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

                               TABLE OF CONTENTS

                                                                            PAGE
1.   LEASE DATA AND EXHIBITS...............................................   1
     (a)  BUILDING.........................................................   1
     (b)  PREMISES.........................................................   1
     (c)  TENANT'S PERCENTAGE OF THE BUILDING..............................   1
     (d)  COMMENCEMENT DATE................................................   1
     (e)  EXPIRATION DATE..................................................   1
     (f)  RENT.............................................................   1
     (g)  SECURITY DEPOSIT.................................................   2
     (h)  PARKING..........................................................   2
     (i)  NOTICE ADDRESSES.................................................   2
     (j)  EXHIBITS.........................................................   2


2.   PREMISES..............................................................   2


3.   COMMENCEMENT AND EXPIRATION DATES.....................................   2
     (a)  COMMENCEMENT DATE................................................   2
     (b)  TENANT OBLIGATIONS...............................................   2
     (c)  TENANT TERMINATION RIGHT.........................................   3
     (d)  CONFIRMATION OF COMMENCEMENT DATE................................   3
     (e)  EXPIRATION DATE..................................................   3


4.   RENT..................................................................   3


5.   SECURITY DEPOSIT......................................................   3


6.   USES..................................................................   3


7.   SERVICES AND UTILITIES................................................   4
     (a)  STANDARD SERVICES................................................   4
     (b)  INTERRUPTION OF SERVICES.........................................   4
     (c)  ADDITIONAL SERVICES..............................................   4
     (d)  SECURITY SERVICES................................................   5


8.   COSTS OF OPERATIONS AND REAL ESTATE TAXES.............................   4
     (a)  DEFINITIONS......................................................   5
     (b)  BASE AMOUNTS.....................................................   6
     (c)  ADDITIONAL RENT FOR SERVICE AND UTILITY COSTS....................   7
     (d)  ADDITIONAL RENT FOR REAL PROPERTY TAXES..........................   7

     (e)  CALCULATIONS.......................................................8
     (f)  FURTHER ADJUSTMENT.................................................8
     (g)  BASE RENT..........................................................8
     (i)  PERSONAL PROPERTY TAXES............................................8

 9.  TENANT IMPROVEMENTS AND ALTERATIONS.....................................8
     (a)  TENANT IMPROVEMENTS................................................8
     (b)  ALTERATIONS........................................................8

10.  CARE OF PREMISES........................................................9
     (a)  TENANT'S MAINTENANCE...............................................9
     (b)  LANDLORD'S MAINTENANCE.............................................9

11.  ACCEPTANCE OF PREMISES..................................................9

12.  ACCESS.................................................................10

13.  DAMAGE OR DESTRUCTION..................................................10
     (a)  DAMAGE AND REPAIR.................................................10
     (b)  DESTRUCTION DURING LAST YEAR OF TERM..............................10
     (c)  BUSINESS INTERRUPTION.............................................10
     (d)  TENANT IMPROVEMENTS...............................................10
     (e)  EXPRESS AGREEMENT.................................................11

14.  WAIVER OF SUBROGATION..................................................11

15.  INDEMNIFICATION........................................................11

16.  INSURANCE..............................................................11
     (a)  LIABILITY INSURANCE...............................................11
     (b)  PROPERTY INSURANCE................................................11
     (c)  INSURANCE POLICY REQUIREMENTS.....................................11

17.  ASSIGNMENT AND SUBLETTING..............................................12
     (a)  ASSIGNMENT OR SUBLEASE............................................12
     (b)  ASSIGNEE OBLIGATIONS..............................................13
     (c)  SUBLESSEE OBLIGATIONS.............................................13

18.  SIGNS..................................................................13

                                                                            PAGE
19.  LIENS AND INSOLVENCY   ...............................................   13
     (a)  LIENS   .........................................................   13
     (b)  INSOLVENCY.......................................................   13

20.  DEFAULT ..............................................................   13
     (a)  CUMULATIVE REMEDIES..............................................   13
     (b)  TENANT'S RIGHT TO CURE...........................................   13
     (c)  VACATION AND ABANDONMENT.........................................   14
     (d)  LANDLORDS RE-ENTRY...............................................   14
     (e)  RELETTING THE PREMISES...........................................   14
     (f)  WAIVER OF REDEMPTION RIGHTS......................................   14
     (g)  NONPAYMENT OF ADDITIONAL RENT....................................   15

21.  PRIORITY..............................................................   15

22.  SURRENDER OF POSSESSION...............................................   15

23.  REMOVAL OF PROPERTY...................................................   15
     (a)  SIGNS AND PERSONAL PROPERTY......................................   15
     (b)  ALTERATIONS......................................................   15

24.  NON-WAIVER............................................................   15

25.  HOLDOVER..............................................................   16

26.  CONDEMNATION..........................................................   16
     (a)  ENTIRE TAKING....................................................   16
     (b)  CONSTRUCTIVE TAKING OF ENTIRE PREMISES...........................   16
     (c)  PARTIAL TAKING...................................................   16
     (d)  AWARDS AND DAMAGES...............................................   16

27.  NOTICES...............................................................   16

28.  COSTS AND ATTORNEYS' FEES.............................................   17

29.  LANDLORD'S LIABILITY..................................................   17

30.  LANDLORD'S CONSENT....................................................   17

31.  ESTOPPEL CERTIFICATES..................................................17

32.  TRANSFER OF LANDLORD'S INTEREST........................................17

33.  RIGHT TO PERFORM.......................................................17

34.  AUTHORITY..............................................................18
     (a)  CORPORATE AUTHORITY...............................................18
     (b)  PARTNERSHIP AUTHORITY.............................................18

35.  OPTION TO RENEW........................................................18

36.  RIGHT OF FIRST OPPORTUNITY.............................................18

37.  GENERAL................................................................18
     (a)  HEADINGS..........................................................18
     (b)  HEIRS AND ASSIGNS.................................................18
     (c)  NO BROKERS........................................................18
     (d)  ENTIRE AGREEMENT..................................................19
     (e)  SEVERABILITY......................................................19
     (f)  OVERDUE PAYMENTS..................................................19
     (g)  FORCE MAJEURE.....................................................19
     (h)  RIGHT TO CHANGE PUBLIC SPACES.....................................19
     (i)  GOVERNING LAW.....................................................19
     (j)  BUILDING DIRECTORY................................................19
     (k)  BUILDING NAME.....................................................20

                                LEASE AGREEMENT

                                95 SOUTH JACKSON

     THIS LEASE made this 23rd day of September, 1997, between MERRILL PLACE LLC, a Washington limited liability company ("Landlord"), and FREESHOP INTERNATIONAL, INC. ("Tenant").

     As parties hereto, Landlord and Tenant agree:

     1. LEASE DATA AND EXHIBITS. The following terms as used herein shall have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this Lease.

          (a) BUILDING. The improvements situated on a portion of the real property (the "Property") more particularly described on Exhibit A attached hereto and incorporated herein by reference, with a postal address of 95 South Jackson, Seattle, Washington 98104. All of the structures on the property are referred to herein as the "Building."

          (b) PREMISES. Consisting of the 9,670 square feet of office floor area on the third floor and 2,117 square feet of balcony floor area of the Schwabacher Warehouse Building, as outlined on the floor plan(s) attached hereto as Exhibit B, attached hereto and incorporated herein by reference, including tenant improvements, if any, as described in Exhibit C, attached hereto and incorporated herein by reference.

          (c) TENANT'S PERCENTAGE OF THE BUILDING. _____% calculated by dividing the area of the Premises (________ net rentable square feet) by the area of the Building utilized for office space (______ net rentable square feet). In the event the rentable area of the Premises or the rentable area of the Building is altered, Landlord shall adjust "Tenant's Percentage of the Building" to properly reflect such event.

          (d) COMMENCEMENT DATE. The earlier of October 15, 1997, or the date Tenant occupies the Premises.

          (e)  EXPIRATION DATE. September 30, 2000.

          (f) RENT. The rental per month set forth below which is payable on or before the first day of each month. Additional Rent shall be adjusted from time to time as provided in Section 7 and Section 8 hereof. Tenant has deposited with Landlord on the date hereof $5,238.00 to be applied to the first Rent payment due hereunder.

     Office Space:


     Months         Monthly Rate        $/RSF/Year
     ------         ------------        ----------
      1-3           $ 5,238.00          $ 6.50
      4-12          $16,117.00          $20.00
     13-24          $16,923.00          $21.00
     25-36          $17,728.00          $22.00

          Tenant will pay to Landlord in addition to the monthly rate above of $5,238.00 for months 1-3, an amount equal to $10,879.00 per month for months 1-3 totaling $32,637.00 in Tenant's common stock valued at today's value of $0.41 per share or 79,602 shares.

Balcony Space:

     Months         Monthly Rate        $/RSF/Year
     ------         ------------        ----------
      1-36           $705.66             $4.00

          (g)  SECURITY DEPOSIT. $17,728.00.

          (h) PARKING. Tenant shall have the right to lease ten (10) parking stalls in the parking garage portion of the Building on an unassigned basis at the prevailing monthly rates as established by Landlord from time to time. The leasing of parking stalls by Tenant shall be subject to such rules and regulations as Landlord or its parking operator may adopt from time to time. In addition to the above-referenced ten (10) parking stalls, Landlord will provide up to twenty-five (25) parking stalls on a month-to-month basis at market rates; until such time that Landlord, at Landlord's sole discretion, needs up to said twenty-five (25) parking stalls for other building purposes. Landlord agrees that such time will not be prior to August 31, 1998. If Landlord needs such stalls for other building purposes, Landlord agrees to use its best efforts to assist Tenant in securing, at Tenant's sole cost and expense, additional parking stalls in the immediate vicinity of the Building.

          (i)  NOTICE ADDRESSES.

               Landlord: 95 South Jackson
                         Suite 100
                         Seattle, WA 98104
                         ______________________________
               Tenant:   ______________________________
                         ______________________________
                         ______________________________

          (j) EXHIBITS. The following exhibits or riders are made a part of this Lease:

               Exhibit A - Legal Description of the Property
               Exhibit B - Floor Plan of Premises
               Exhibit C - Tenant Improvements
               Exhibit D - Memorandum of Lease
               Exhibit E - Additional Terms of Lease

     2. PREMISES. Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1(b) hereof as shown on Exhibit B, together with the appurtenances, including without limitation the right to use, in common with others, the lobbies, elevators and other common areas in the Building located on the Property.

     3.   COMMENCEMENT AND EXPIRATION DATES.

          (a) COMMENCEMENT DATE. The Commencement Date shall be the earlier of the date specified in Section 1(d) or the date Tenant occupies the Premises.

          (b) TENANT OBLIGATIONS. If Tenant's tenant improvements are not completed on the Commencement Date due to the failure of Tenant to fulfill any obligation pursuant to the terms of this Lease or any exhibit hereto, the Lease shall be deemed to have commenced upon the Commencement Date.

          (c) TENANT TERMINATION RIGHT. In the event, due to delays from any cause other than Tenant's failure to comply with the terms of this Lease, the Premises are not available for occupancy by Tenant within ninety (90) days following the date specified in Section 1(d), Tenant may terminate this Lease by written notice. Termination under this Section 3(c) shall be Tenant's sole remedy for such delay and Tenant shall have no other rights or claims hereunder at law or in equity.

          (d) CONFIRMATION OF COMMENCEMENT DATE. In the event the Commencement Date is established as a later or earlier date than the date provided in
Section 1(d) hereof, Landlord shall confirm the Commencement Date to Tenant in writing and, at Landlord's request the parties will execute a Memorandum of Lease in the form attached hereto as Exhibit D.

          (e)  EXPIRATION DATE. The Lease shall expire on the date specified in
Section 1(e).

     4.   RENT. Tenant shall pay Landlord without notice the Rent stated in
Section 1(f) hereof and Additional Rent as provided in Section 7 and Section 8 and any other additional payments due under this Lease without deduction or offset in lawful money of the United States in advance on or before the first day of each month at Landlord's Notice Address set forth in Section 1(i) hereof, or to such other party at such other place as Landlord may hereafter from time to time designate in writing. Rent and Addition Rent for any partial month at the beginning or end of the Lease term shall be adjusted for the proportionate fraction of the month.

     5. SECURITY DEPOSIT. As security for the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant has paid to Landlord the Security Deposit as specified in Section 1(g) hereof, receipt of which is hereby acknowledged. If Tenant shall default with respect to any material covenant or condition of this Lease, including but not limited to the payment of Rent, Additional Rent or any other payment due under this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may be required or may in its reasonable discretion deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, within five (5) days of written demand therefor by Landlord, deposit with Landlord the amount so applied. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or sooner termination of this Lease. In the event of Tenant's default under this Lease, Landlord's right to retain the Security Deposit shall be deemed to be in addition to any and all other rights and remedies at law or in equity available to Landlord. Landlord shall not be required to keep any Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon.

     6. USES. The third floor office portion of the Premises are to be used only for general office purposes, and the balcony portion of the Premises may only be used for storage and related business purposes ("Permitted Uses"), and for no other business or purpose without the prior written consent of Landlord, which consent may be reasonably withheld if Landlord, in its sole discretion, determines that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building in Seattle, Washington or is inconsistent with any restriction on use of the Premises, the Building or the Property contained in any lease, mortgage or other agreement or instrument by which the Landlord is bound or to which any of such property is subject. Tenant shall not commit any act that will increase the then existing rate of insurance on the Building without Landlord's consent. Tenant shall promptly pay upon demand the amount of any increase in insurance rates caused by any act or acts of Tenant. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful. Tenant shall not, without the written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise, vibration or fumes. If any of Tenant's office machines or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation or take other action as may be necessary to eliminate the disturbance.

Tenant shall comply with all laws relating to its use or occupancy of the Premises and shall observe such reasonable rules and regulations (not inconsistent with the terms of this Lease) as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building, and for the preservation of good order therein.

     7.   SERVICES AND UTILITIES.

          (a) STANDARD SERVICES. Landlord shall cause to be maintained the Premises and the public and common areas of the Building, such as lobbies, elevators, stairs, corridors and restrooms, in reasonably good order and condition consistent with the operation and maintenance of the Building as a first-class office building in Seattle, Washington, except for damage occasioned by any act or omission of Tenant or Tenant's officers, contractors, agents, invitees, licensees or employees, the repair of which damage shall be paid by Tenant. Landlord shall furnish the Premises with electricity for normal office use, including lighting and operation of personal computers, low power usage office machines, water and elevator service at all times during the term of the Lease. Landlord shall also provide lamp replacement service for building standard light fixtures, toilet room supplies, window washing at reasonable intervals and customary building janitorial service five (5) days each week. No janitorial service shall be provided Saturdays, Sundays or legal holidays. The Rent stated in Section 1(f) hereof does not include the costs of any janitorial or other services provided or caused to be provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants and such costs for additional services, if any, shall be paid by Tenant as Additional Rent on the first day of the month following the month in which such additional services are provided.

          From 7:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays, excluding legal holidays ("Normal Business Hours"), Landlord shall furnish to the Premises heat and air conditioning at times other than Normal Business Hours and the cost of such services as established by Landlord shall be paid by Tenant as Additional Rent. During other than Normal Business Hours, Landlord may restrict access to the Building in accordance with the Building's security system, provided that Tenant shall have at all times during the term of this Lease (24 hours of all days) reasonable access to the Premises.

          (b) INTERRUPTION OF SERVICES. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of such service due to any cause whatsoever, unless such loss, injury or damage is caused by Landlord's negligence. No temporary interruption or failure of such services incident to the making of repair, alterations or improvements for a reasonable duration, or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any Tenant's obligations hereunder.

     (c) ADDITIONAL SERVICES. The Building Standard mechanical system is designed to accommodate heating loads generated by lights and equipment using up to 3.0 watts per square foot. Before installing lights and equipment in the Premises which in the aggregate exceed such amount, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landlord for installation of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights. In addition, Tenant shall in advance, on the first day of each month during the Lease term, pay Landlord the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the reasonable amount estimated by Landlord as the cost of operation and maintenance of supplementary air conditioning units necessitated by Tenant's use of such equipment or lights. The Rent stated in
Section 1(f) hereof does not include any amount to cover the cost of furnishing electricity or such additional air conditioning for such purposes and such costs shall be paid by Tenant as Additional Rent. Landlord shall be entitled to install and operate at Tenant's cost a monitoring/metering system in the Premises to measure the added demands on electrical, heating, ventilation and air conditioning systems resulting from such equipment and lights and from Tenant's after-hours heating, ventilation and air conditioning service requirements. Landlord and Tenant shall mutually agree upon the cost of a monitoring/metering system in the Premises prior to installation. Tenant shall comply with Landlord's instructions for the use of thermostats in the Building.

          (d) SECURITY SERVICES. Landlord will provide security guards to patrol the Building and parking garage 24 hours per day. In addition, such security guards will be available to escort personnel to and from the Building upon request at any time of day or night. Entrance to the Building after hours will be controlled by a computerized cardkey entry/exit system which electronically records who enters and exits the Building, and also the date and time of entry. Landlord will provide CATV cameras to monitor the access points of the Building.

     8.   COSTS OF OPERATIONS AND REAL ESTATE TAXES.

          (a) DEFINITIONS. In addition to the Rent provided in Section 1(f) of this Lease, Tenant shall pay to Landlord increases under this Section 8 as "Additional Rent," utilizing the following definitions.

               (i) "OPERATING COSTS" shall include Real Property Taxes, Services and Utility Costs.

                    (1) "REAL PROPERTY TAXES" shall mean taxes on real property and personal property; charges and assessments (or any installments thereof due during the Lease Year) levied with respect to the Property, the Building, any improvements, fixtures and equipment, and all other property of Landlord, real or personal, used directly in the operation of the Building and located in or on the Building; and any taxes levied or assessed (or any installment thereof due during the Lease Year) in addition to or in lieu of, in whole or in part, such real property or personal property taxes, or any other tax upon leasing of the Building or rents collected, but not including any federal or state income, estate, inheritance or franchise tax.

                    (2) "SERVICE AND UTILITY COSTS" shall mean all other expenses paid or incurred by Landlord for obtaining services and products for maintaining, operating and repairing the Building and the personal property used in conjunction therewith, including, without limitation, the costs of refuse collection, water, sewer and other utilities services, electricity, gas and other similar energy sources, supplies, janitorial and cleaning services, window washing, landscape maintenance, services of independent contractors, compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Building, its equipment and the Property upon which it is situated, insurance premiums, licenses, permits, and inspection fees, customary management fees, legal and accounting expenses and any other reasonable expenses or charges whether or not hereinabove described, which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Building, excluding or deducting, as appropriate:

                    (A) Costs of any special services rendered to individual tenants (including Tenant);

                    (B) Depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except other Operating Costs shall include amortization of capital improvements made subsequent to the initial development of the Building which are designed with a reasonable probability of improving the operating efficiency of the Premises or the Building, provided that such amortization expense shall not exceed reasonably expected savings in operating costs resulting from such capital improvements).

                    (C) Expenses incurred in leasing to or procuring new tenants;

                        (D) Interest or amortization payments on any mortgage on the Premises or the Building;

                        (E) Expenses for repairs or other work occasioned by fire, windstorm or other insured casualty; and

                        (F) Legal expenses incurred in enforcing the terms of any lease.

                 (ii) "LEASE YEAR" shall mean the twelve month period commencing January 1 and ending December 31.

                (iii)   ACTUAL OPERATING COSTS.

                        (A) "ACTUAL SERVICE AND UTILITY COSTS" shall mean the actual expenses paid or incurred by Landlord for Service and Utility Costs during any Lease Year of the term hereof.

                        (B) "ACTUAL REAL PROPERTY TAXES" shall mean the amount of Real Property Tax paid or incurred by Landlord during any Lease Year of the term hereof.

                 (iv)   ACTUAL OPERATING COSTS ALLOCABLE TO THE PREMISES.

                        (A) "ACTUAL SERVICE AND UTILITY COSTS ALLOCABLE TO THE PREMISES" shall mean the Tenant's share of the Actual Service and Utility Costs determined by multiplying Tenant's Percentage of the Building described in Section 1(c) by the Actual Service and Utility Costs except that, to the extent such costs vary depending upon occupancy of the areas served, the variable portion shall be allocated in accordance with Tenant's share of the weighted average leased area of the Building during the Lease Year.

                        (B) "ACTUAL REAL PROPERTY TAXES ALLOCABLE TO THE PREMISES" shall mean the Tenant's share of the Actual Real Property Taxes determined by multiplying Tenant's Percentage of the Building described in
Section 1(c) by the Actual Real Property Taxes.

                  (v)   ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES.

                        (A) "ESTIMATED SERVICE AND UTILITY COSTS ALLOCABLE TO THE PREMISES" shall mean Landlord's estimate of Actual Service and Utility Costs Allocable to the Premises for the following Lease Year to be given by Landlord to Tenant pursuant to Section 8(c)(i) below.

                        (B) "ESTIMATED REAL PROPERTY TAXES ALLOCABLE TO THE PREMISES" shall mean Landlord's estimate of Real Property Taxes Allocable to the Premises for the following Lease Year to be given by Landlord to Tenant pursuant to Section 8(c)(ii) below.

                 (vi)   "BASE SERVICE YEAR" shall mean 1997.

            (b)   BASE AMOUNTS

                  (i)   REAL PROPERTY TAXES BASE AMOUNT. For purposes of this
Section 8, the Real Property Taxes Base Amount for the initial lease term shall be the Actual Real Property Taxes Allocable to the Premises for the Base Service Year.

                 (ii) SERVICE AND UTILITY COSTS BASE AMOUNT. For purposes of this Section 8, the Service and Utility Costs Base Amount for the initial lease term shall be an annualized amount equal to the Actual Service and Utility Costs Allocable to the Premises for the Base Service Year.

            (c)   ADDITIONAL RENT FOR SERVICE AND UTILITY COSTS.

                  (i) ADDITIONAL RENT FOR ESTIMATED INCREASES IN SERVICE AND UTILITY COSTS. At the beginning of each Lease Year after the Base Service Year, during the term hereof, Landlord shall furnish Tenant a written statement of the Estimated Service and Utility Costs Allocable to the Premises, for such Lease Year, and a calculation of the Additional Rent as follows: One-Twelfth (1/12) of the amount, if any, by which such amount exceeds the Service and Utility Costs Base Amount shall be Additional Rent payable by Tenant as provided in Section 4 for each month during such Lease Year. If at any time or times during such Lease Year, it appears to Landlord that the Actual Service and Utility Costs Allocable to the Premises will vary from the Estimated Service and Utility Costs Allocable to the Premises by more than five percent (5%) on an annual basis, Landlord may, by written notice to Tenant, revise its estimate for such Lease Year and Additional Rent payments by Tenant for the remainder of such Lease Year shall be based on such revised estimate.

                (ii) ACTUAL SERVICE AND UTILITY COSTS. Within ninety (90) days after the close of each Lease Year during the term hereof for which an estimated statement was delivered to Tenant pursuant to subsection (c)(i), or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth the Actual Service and Utility Costs Allocable to the Premises during the preceding Lease Year or such prorated portion thereof if this Lease commences or terminates on a day other than the first or last day of a Lease Year (based on a 365-day Lease Year). If such costs for any Lease Year exceed Estimated Service and Utility Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subsection (c)(i), Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to subsection (c)(i), then the amount of such overpayment by Tenant shall be credited by Landlord to the next Rent payable by Tenant or, if the Lease has terminated, will be paid to Tenant.

            (d)   ADDITIONAL RENT FOR REAL PROPERTY TAXES.

                  (i) ADDITIONAL RENT FOR ESTIMATED INCREASES IN REAL PROPERTY TAXES. At the beginning of each Lease Year during the term hereof, Landlord shall furnish Tenant a written statement of the Estimated Real Property Taxes Allocable to the Premises, for such Lease Year, and a calculation of the Additional Rent as follows: One-twelfth (1/12) of the amount, if any, by which such amount exceeds the Real Property Taxes Base Amount shall be Additional Rent payable by Tenant as provided in Section 4 for each month during such Lease Year. If at any time or times during such Lease Year it appears to Landlord that the Actual Real Property Taxes Allocable to the Premises will vary from the Estimated Real Property Taxes Allocable to the Premises by more than five percent (5%) on an annual basis, Landlord shall, by written notice to Tenant, revise its estimate for such Lease Year and Additional Rent payments by Tenant for the remainder of such Lease Year shall be based on such revised estimate.

                 (ii) ACTUAL REAL PROPERTY TAXES. Within ninety (90) days after the close of each Lease Year during the term hereof for which an estimated statement was delivered to Tenant pursuant to subsection (d)(i), or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth the Actual Real Property Taxes Allocable to the Premises during the preceding Lease Year or such prorated portion thereof if this Lease commences or terminates on a day other than the first or last day of a Lease Year (based on a 365-day Lease Year). If such taxes for any Lease Year exceed Estimated Real Property Taxes Allocable to the Premises paid by Tenant to Landlord pursuant to subsection (d)(i), Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by tenant. If such statement shows such cost to be less than the amount paid by Tenant to Landlord pursuant to subsection (d)(i), then the amount of such overpayment by Tenant shall be credited by Landlord to the next Rent payable by Tenant or, if the Lease has terminated, will be paid to Tenant.

          (e) CALCULATIONS. The calculation of Actual Costs and Taxes and Estimated Costs and Taxes Allocable to the Premises shall be made by Landlord. Landlord or its agent shall keep records in reasonable detail showing and supporting all expenditures made for the items enumerated above, which records and receipts shall be available for inspection by Tenant at any reasonable time.

          (f) FURTHER ADJUSTMENT. In the event the Building for any Lease Year is not fully occupied then the Estimated Costs and Actual Costs for such year shall be proportionately adjusted by Landlord to reflect those costs which would have occurred had the Building been fully occupied during such year.

          (g)  BASE RENT. Notwithstanding anything to the contrary in this
Section 8, the Rent payable by Tenant shall in no event be less than the Rent specified in Section 1(f) of this Lease.

          (i) PERSONAL PROPERTY TAXES. Tenant shall pay, prior to delinquency, all Personal Property Taxes payable with respect to all personal property of Tenant located on the Premises or the Building and promptly, upon request of Landlord, shall provide written proof of such payment. As used herein, "personal property of Tenant" shall include all improvements which are paid for by Tenant. "Personal Property Taxes" shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

     9. TENANT IMPROVEMENTS AND ALTERATIONS. Prior to the Commencement Date, Landlord will, at its sole expense, paint the office space and clean the carpet in the Premises. In addition to this work, Landlord will provide Tenant with a tenant improvement allowance of $6.00 per rentable square feet of office space leased or $58,020.00. Said allowance is to be used solely for the improvement of the Premises and must be used within the first eighteen (18) months of the Lease term after which it becomes null and void. To utilize such allowance, Tenant will provide Landlord with written notice of the specific improvements Tenant desires to be made. It is agreed that Landlord, or a contractor reasonably approved in good faith by Landlord, will construct all such improvements, and Tenant will pay the cost of any improvements in excess of the tenant improvement allowance.

          (a) TENANT IMPROVEMENTS. Landlord shall deliver the Premises to Tenant with the improvements shown and/or described in Exhibit C, and will provide an allowance for additional improvements as described in Exhibit C.

          All of the work to be performed by Landlord shall be completed in a workman-like manner in conformance with all applicable building codes, laws, rules and regulations. Tenant shall, subject to the provisions of paragraph (b) below, also have the right to construct and install at its sole cost and expense such additional tenant improvements as are in its judgment necessary or convenient for its use of the Premises.

          (b) ALTERATIONS. Tenant shall not make any structural alterations or improvements in or additions ("Alterations") to the Premises or make any changes to locks on doors or add to, disturb or in any way change any of the wiring or plumbing in the Premises or the Building, without first obtaining the written consent of Landlord, and, when appropriate, in accordance with plans and specifications approved by Landlord, which consent shall not be unreasonably withheld. All such Alterations shall be at the sole cost and expense of Tenant and shall be performed by contractors or mechanics approved by Landlord, which consent shall not be unreasonably withheld. All work with respect to any such Alterations shall be done in good and workmanlike manner, shall be of a quality equal to or exceeding the then existing construction standards for the Building and must be of a type, and the floors and ceilings must be finished in a manner, customary for general office use and other uses common to similar office buildings in the vicinity. Such Alterations shall be diligently prosecuted to completion. All such Alterations shall be made strictly in accordance with all laws, regulations and ordinances relating thereto, and no interior improvements installed by Landlord in the Premises (including Tenant's Work) may be removed unless the same are promptly restored to a condition similar or better. Landlord hereby reserves the right to require any contractor or mechanic working the Premises to provide lien waivers and liability insurance covering such Alterations to the Premises. Tenant shall give Landlord ten (10) days' written notice of the commencement of any Alterations and agrees to allow Landlord and its Lender to enter the Premises at reasonable times and post appropriate notices to avoid liability to contractors or material suppliers for payment for such Alterations. Notwithstanding anything contained herein to the contrary. Tenant may make any nonstructural interior Alterations that do not adversely affect the value of the Premises, the structural integrity of the Building or any Building system without Landlord's consent.

      No Alterations shall adversely affect either the strength or exterior appearance, or the mechanical, electric or plumbing services of the Building. Tenant shall reimburse Landlord for any reasonable sums expended by Landlord for examinations and approval of architectural or mechanical plans and specifications of the Alterations. Tenant shall also reimburse Landlord for reasonable direct costs incurred during any inspection of the Alterations. All damages or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Building caused by negligent acts or omissions of Tenant or Tenant's officers, contractors, agents, invitees, licenses, or employees.

      10.   CARE OF PREMISES.

            (a) TENANT'S MAINTENANCE. Tenant shall take good care of the Premises throughout the term of the Lease.

            (b) LANDLORD'S MAINTENANCE. Landlord shall make, at its sole cost and expense, all repairs and replacements and perform all maintenance necessary to keep the Premises, the Building and the common areas in good working order and repair and to maintain the Building and Premises in a clean, safe and tenantable condition comparable to other first class office buildings in Seattle, Washington. This maintenance and repair shall include without limitation the roof, foundation, exterior walls, interior walls, all structural components, utility lines, all systems, equipment and facilities serving the Premises and the Building, such as mechanical, electrical, HVAC, plumbing and sewer, replacement of lighting tubes, lamp ballasts and bulbs, and extermination and pest control when necessary, and snow and ice removal, unless such repair is Tenant's responsibility pursuant to Section 10(a). Landlord's work under this Section 10 shall be accomplished with the least possible amount of interference with the conduct of Tenant's business and, to the extent practicable, shall be done after normal business hours.

      11. ACCEPTANCE OF PREMISES. If this Lease shall be entered into prior to the completion of tenant improvements in the Premises, the acceptance of the Premises by Tenant shall be deferred until Landlord informs Tenant of the completion of such construction. Within ten (10) days ("Inspection Period") after Landlord informs Tenant of such completion, Tenant shall make such inspection of the Premises as Tenant deems appropriate. Except as otherwise specified by Tenant in writing to Landlord within the Inspection Period, Tenant shall be deemed to have accepted the Premises in their then condition. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements of a nature commonly found on a "punch list" (as the term is used in the construction industry), Tenant shall during the Inspection Period, notify Landlord of such deviations. Landlord shall promptly repair all punch list items. The existence of such punch list items, provided the correction thereof does not unreasonably interfere with Tenant's use of the Premises, shall not postpone the Commencement Date of this Lease or the obligation of Tenant to pay Rent.

      12. ACCESS. Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times upon timely notice to Tenant, except in emergencies, for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises or the Building. Nothing contained in this Section 12 shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities for a reasonable duration, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease. Landlord shall have the right to enter the Premises upon timely notice to Tenant, except in emergencies, for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term. Landlord will use its best efforts to minimize the impact on Tenant's business of any entry by Landlord on the Premises.

      13.   DAMAGE OR DESTRUCTION.

            (a) DAMAGE AND REPAIR. If the Building or the Premises are damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, or if insurance proceeds sufficient for restoration are for any reason unavailable, then Landlord may no later than the sixtieth day following the damage, give Tenant a notice of Landlord's election to terminate this Lease. In the event of such election this Lease shall be deemed to terminate on the third day after the giving of such notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent and Additional Rent shall be apportioned as of the date of Tenant's surrender and any Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to be less than thirty percent (30%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, or if Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Premises (to a functional unit similar to the Premises prior to such damages) with reasonable promptness, subject to delays beyond Landlord's control and delays in making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease except as provided in this Section 13. If the Premises are to be restored, the Rent shall be reduced, based on the proportion of the square footage of the Premises rendered untenantable, except in the event such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, Tenant's officers, contractors, agents, employees, invitees or licensees, in which event Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for loss of Rent hereunder.

            (b) DESTRUCTION DURING LAST YEAR OF TERM. In case the Building shall be substantially destroyed by fire or other cause at any time during the last Lease Year of this Lease, either Landlord or Tenant may terminate this Lease by written notice to the other party.

            (c) BUSINESS INTERRUPTION. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Building. Landlord shall use its best efforts to effect such repairs promptly.

            (d) TENANT IMPROVEMENTS. Landlord will not be required to carry insurance of any kind for any improvement paid for by Tenant as provided in Exhibit C or for Tenant's furniture, furnishings, fixtures, equipment or appurtenances of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same, unless such damage is caused by Landlord's negligence.

          (e) EXPRESS AGREEMENT. The provisions of this Section 13 shall be considered an express agreement governing any case of damage or destruction of the Building or Premises by fire or other casualty.

     14. WAIVER OF SUBROGATION. Whether any loss or damage to the Premises, the Building, or any property therein, is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each hereby waive any rights each may have against the other on account of any loss or damage arising from any risk actually covered by insurance policies held by the damaged party. Each party shall use best efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. This clause shall be effective if, and only to the extent, that it does not impair any insurance carried by either party, only if the required waiver of subrogation endorsements can be obtained at a commercially reasonable cost, and only to the extent of proceeds actually received.

     15. INDEMNIFICATION. Each party shall indemnify and hold the other harmless from and against all common law or statutory liabilities, damages, injuries, obligations, losses, claims, civil actions, costs, or expenses, including attorneys fees, arising with respect to Tenant, from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, or invitees, in or about the Building or the Premises, with respect to Landlord, from any act, omission or negligence of Landlord or its officers, agents and employees, occurring in or about the Building or the Premises or with respect to either party arising from any breach or default under this Lease. As part of such indemnity, each party waives its immunity from suit under the provisions of RCW 51, et seq.

     Neither party shall be liable for any loss or damage to persons or property sustained by the other party or other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of the Building or any other third parties unless such loss or damage is due to the other party's negligence.

     16.  INSURANCE.

          (a) LIABILITY INSURANCE. Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of comprehensive general liability insurance including a contractual liability endorsement covering Tenant obligations under
Section 15, insuring Tenant's activities upon, in or about the Premise, the Building, or the Property, against claims of bodily injury or death or property damage or loss with a limit of not less than One Million Dollars ($1,000,000) combined single limit.

          (b) PROPERTY INSURANCE. Tenant shall throughout the term of this Lease and any renewal hereof at its own expense, keep and maintain in full force and effect, what is commonly referred to as "all risk" coverage insurance (but excluding earthquake and flood) on the leasehold improvements constructed by Tenant in the Premises and on the personal property of Tenant in the Premises in an amount not less than the current one hundred percent (100%) replacement value thereof.

          (c)  INSURANCE POLICY REQUIREMENTS. All insurance required under this
Section 16 shall be with companies reasonably approved by Landlord. No insurance policy required under this Section 16 shall be cancelled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days prior written notice to Landlord.

          Tenant shall deliver to Landlord on or before the Commencement Date and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and naming Landlord as additional insured thereunder. In no event shall the Limits of any insurance policy required under Section 16 be considered as limiting the liability of Tenant under this Lease.

     17.  ASSIGNMENT AND SUBLETTING.

          (a) ASSIGNMENT OR SUBLEASE. Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease or sublet the whole or any part of the Premises without in each case first obtaining Landlord's prior written consent. Such consent shall not be withheld except, (1) Landlord may withhold its consent if in Landlord's judgment occupancy by any proposed assignee, subtenant or other transferee; (i) is not consistent with the maintenance and operation of a first-class office building due to the proposed occupant's nature or manner of conducting business, (ii) is likely to cause disturbance to the customary use and occupancy of the Building by other tenants, their employees, customers, clients or other guests or visitors, or (iii) is not reasonably deemed by Landlord to be financially responsible, (2) Landlord may withhold, in its absolute and sole discretion, consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Lease by Tenant or any subtenant, whereby this Lease or any interest therein becomes collateral for any obligation of Tenant or any other person; and (3) Landlord may withhold its consent to the extent Landlord determines necessary to comply with a restriction on use of the Premises, the Building or the Property contained in any lease, mortgage, or other agreement or instrument by which the Landlord is bound or to which any of such property is subject. No such assignment, subletting or other transfer shall relieve Tenant of any liability under this Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. Landlord reserves the right to terminate this Lease in the event of a requested assignment, subletting or transfer of this Lease by Tenant. In the event less than the entire Premises are to be subleased, Landlord retains the right to terminate this Lease with respect to the portion of the Premises for which such consent is requested, at the proposed effective date of such subletting, in which event Landlord shall enter into the relationship of Landlord and Tenant with any such subtenant or assignee as to the subleased portion, based on the rent (and/or other compensation) and the term agreed to by such subtenant or assignee and otherwise upon the terms and conditions of this Lease. In connection with an assignment or subletting, Tenant shall pay the reasonable cost of processing such assignment or subletting, including attorneys fees, upon demand of Landlord. Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments.

          If Tenant is a corporation, any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, a majority of its outstanding voting stock shall constitute an assignment for the purpose of this Section 17.

          Notwithstanding anything herein to the contrary, Landlord shall not reasonably withhold its consent to the following transfers:

               (i) the issuance and private placement of additional shares of Tenant's corporate stock for the sole purpose of infusing venture capital monies into the Tenant; or

               (ii) any transfer of shares of stock of Tenant which are publicly traded or listed or which constitute an initial public offering; or

               (iii) any sale or merger by Tenant with a corporation which is publicly traded; or

               (iv) any sale or transfer of shares of Tenant's stock which does not result in a change in the present control of Tenant by the person(s) now owning a majority of the Tenant's shares.

          If Tenant is a partnership, any transfer of this Lease by merger, consolidation liquidation, dissolution, or any change in the ownership of a majority of the partnership interests shall constitute an assignment for the purpose of this Section 17.

            (b) ASSIGNEE OBLIGATIONS. As a condition to Landlord's approval of any assignment, any potential assignee otherwise approved by Landlord shall assume in writing all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent and performance of all terms, covenants and conditions of this Lease.

            (c) SUBLESSEE OBLIGATIONS. Any sublessee shall assume all obligations of Tenant as to the portion of the Premises which is subleased to such sublessee and shall be jointly and severally liable with Tenant for rental and other payments and performance of all terms, covenants and conditions of such approved sublease.

      18. SIGNS. Tenant shall not inscribe any inscription, or post, place, or in any manner display any sign, graphics, notice, picture, placard or poster, or any advertising matter whatsoever upon the glass panes or supports of the windows and doors, or upon the exterior walls of the Premises or the Building, or at any places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby.

      19.   LIENS AND INSOLVENCY.

            (a) LIENS. Tenant shall keep its interest in this Lease and any property of Tenant in the Premises (other than unattached personal property), the Premises, the Property and the Building free from all liens arising out of any work performed or materials ordered or obligations incurred or on behalf of Tenant and Tenant hereby indemnifies and holds Landlord harmless from any liability from any such lien. In the event any lien is filed against the Building, the Property or the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant's expense, immediately either cause such lien to be released of record or furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord, the Property and the Building against all liability, costs and expenses, including attorneys fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises, the Property or the Building arising from work done or materials provided to and for Tenant, provided such proceedings suspend the collection thereof against Landlord, and the Premises, Building and Property, and neither the Premises, the Building, the Property nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

            (b) INSOLVENCY. If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.

      20.   DEFAULT.

            (a) CUMULATIVE REMEDIES. All rights of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, either party shall be entitled to restrain by injunction the violation or attempted violation by the other party of any of the covenants, agreements or conditions of this Lease.

            (b)   TENANT'S RIGHT TO CURE. Tenant shall have a period of ten
(10) business days from the day of written notice from Landlord to Tenant within which to cure any default in the payment of Rent, Additional

Rent or other sums due hereunder. Each party shall have a period of ten (10) days from the date of written notice from the other party within which to cure any other default hereunder, provided, however, that with respect to any such default which cannot be cured within ten (10) days, the default shall not be deemed to be uncured if the defaulting party commences to cure within ten (10) days and for so long as such party is diligently prosecuting the cure thereof.

            (c) VACATION AND ABANDONMENT. Vacation shall be defined as a prolonged absence from the Premises. Abandonment shall be defined as an absence from the Premises of five (5) business days or more while Tenant is in default after the expiration of all cure periods. Any vacation or abandonment by Tenant shall be considered a default with no right to cure, allowing Landlord to re-enter the Premises under Section 20(d).

            (d) LANDLORDS RE-ENTRY. Upon an uncured default of this Lease by Tenant, Landlord, besides other rights or remedies it may have, at its option, may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, rent the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof), and at such rental or rentals and upon such other reasonable terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default, re-entry and/or dispossession, by summary proceedings or otherwise, all Rent and Additional Rent shall become due thereupon and be paid up to the time of such re-entry or dispossession together with such expenses as Landlord may reasonably incur for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental together with interest thereon as provided in Section 35(f) hereof, accruing from the date of any such expenditure by Landlord.

            (e) RELETTING THE PREMISES. At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent and Additional Rent due hereunder; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys fees and brokerage fees, and to the payment of any repairs, reasonable renovations, reasonable remodeling, reasonable redecoration, reasonable alterations and changes in the Premises; third, to the payment of Rent and Additional Rent due and to become due hereunder, and if after so applying said rents there is any deficiency in the Rent or Additional Rent to be part by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's ability hereunder. In no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder. No such re-entry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such pervious breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant any deficiency in the Rent and Additional Rent reserved in this Lease for the balance of the Term, plus all court costs and attorneys fees incurred by Landlord in the collection of the same.

            (f) WAIVER OF REDEMPTION RIGHTS. Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all rights and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the term hereof, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

            (g) NONPAYMENT OF ADDITIONAL RENT. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

      21. PRIORITY. This Lease shall be subordinate to any first mortgage or deed of trust (and any other mortgage or deed of trust upon the written election of Landlord) now existing or hereafter placed upon the Property, the Building or the Premises, created by or at the instance of Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof ("Landlord's Mortgage"), provided that, so long as Tenant is not in default under this Lease, Tenant's peaceable possession of the Premises and its rights under this Lease will not be disturbed on account thereof. In the event of any foreclosure or sale pursuant to the Landlord's Mortgage, Tenant agrees to attorn to such beneficiary or purchaser. Tenant shall properly execute, acknowledge and deliver documents which the holder of any Landlord's Mortgage may require to effectuate the provisions of this Section 21.

      22. SURRENDER OF POSSESSION. Subject to the terms of Section 13 relating to damage and destruction, upon expiration of the term of this Lease, whether by lapse of time or otherwise Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use, wear and tear and damage by casualty, described in Section 13 excepted.

      23.   REMOVAL OF PROPERTY.

            (a) SIGNS AND PERSONAL PROPERTY. Tenant shall remove (i) all identifying insignia and design elements which are unique to Tenant's business and installed by Tenant in or on the Premises, and (ii) all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises which can be removed without damage to the Premises at the expiration or sooner termination of this Lease. Tenant shall pay Landlord for any damages for injury to the Premises or Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever from the Premises or the Building within five (5) business days after the expiration or earlier termination of this Lease, Landlord may remove and store said property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and, fourth, the balance, if any, to Tenant.

            (b) ALTERATIONS. All Alterations shall remain in and be surrendered with the Premises as a part thereof at the expiration or earlier termination of this Lease, without disturbance, molestation or injury, provided that Landlord may, together with the written notice consenting to the construction of any such Alterations notify Tenant that they be removed upon the expiration or earlier termination of this Lease. In such event, all expense to remove such Alterations and to restore the Premises to standards, prior to such Alterations, less normal wear and tear, shall be borne by Tenant.

      24. NON-WAIVER. Waiver by either party of any term, covenant or condition herein contained any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. In addition, the subsequent acceptance of Rent or Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent or Additional Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent or Additional Rent.

     25. HOLDOVER. If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy which may be terminated as provided by applicable state law. During such tenancy, Tenant shall be bound by all of the terms, covenants and conditions herein so far as applicable, except rental which shall be greater of (a) the ten quoted rates for similar space in the Building, or (b) the Rent and Additional Rent stated herein.

     26.  CONDEMNATION.

          (a) ENTIRE TAKING. If all of the Premises or such portions of the Building as may be required for the reasonable use by Tenant of the Premises, are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent, Additional Rent and other payments shall be paid to or reimbursed as of that date.

          (b) CONSTRUCTIVE TAKING OF ENTIRE PREMISES. In the event of a taking of a material part of but less than all of the Building, where Landlord shall determine that the remaining portions of the Building cannot be economically and effectively used by it (whether on account of physical, economic, aesthetic or other reasons) or where the Landlord determines the Building should be restored in such a way as to materially alter the Premises, Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The terms of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice. In the event of a taking of a material part, but less than all, of the Premises, Tenant shall have the right to terminate this Lease as of the date of such taking.

          (c)  PARTIAL TAKING. Subject to the provisions of the preceding
Section 26(b), in case of taking of a thirty percent (30%) or less of the square footage of the Premises, or a portion of the Building not required for the reasonable use of the Premises, than this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the square footage of the Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority.

          (d) AWARDS AND DAMAGES. Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

     27. NOTICES. All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, to Landlord and to Tenant at the Notice Addresses provided in Section 1(j) (provided that after the Commencement Date any such notice shall be mailed or delivered by hand to Tenant at the Premises) and to the holder of any Landlord's Mortgage at such place as such holder shall specify to Tenant in writing, or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing.

     28. COSTS AND ATTORNEYS' FEES. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorney's and paralegal's fees in such suit, at trial and on appeal, and such attorneys fees shall be deemed to have accrued on the commencement of such action.

     29. LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord but are made and intended for the purpose of binding only the Landlord's interest in the Premises, the Building, and the Property, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its members or their respective heirs, legal representatives, successors or assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

     30. LANDLORD'S CONSENT. Except as specified in other provisions of this Lease, whenever Landlord's consent is required under the terms hereof, such consent shall not be unreasonably withheld, provided, the withholding of Landlord's consent due to any mortgagee's refusal to grant its consent, shall not be deemed unreasonable.

     31. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating the date this Lease was executed and the date it expires; the date the term commenced and the date Tenant accepted the Premises; the amount of minimum monthly Rent and the date to which such Rent has been paid; and certifying; that this Lease is in full force and effect and has not been assigned, ratified, supplemented or amended in any way (or specifying the date and terms of agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied; that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received; that on this date there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; that no Rent has been paid more than one month in advance; and that no security has been deposited with Landlord (or, if so, the amount thereof). It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the security deposit is as stated in the Lease, and that not more than one month's Rent has been paid in advance.

     32. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer or transfers of Landlord's interest in the Premises, the Building, or the Property other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided the transferee accepts the obligations of Landlord under the Lease, and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee.

     33. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten
(10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and by any such broker, finder or other person on the basis of any arrangements or agreement made or alleged to have been made by or on behalf of Tenant. The provisions of this Section 37(c) shall not apply to brokers with whom Landlord has an express written broker agreement.

            (d) ENTIRE AGREEMENT. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, and to Tenant's use of the Building and other manners set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect. The covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

            (e) SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

            (f) OVERDUE PAYMENTS. Any Rent, Additional Rent or other sums payable by Tenant to Landlord under this Lease which shall not be paid upon the due date thereof, shall bear interest at a rate equal to three percentage points above the prime rate of interest stated from time to time by Seattle-First National Bank or its successor, or, in the absence of an established prime rate, five percentage points over that bank's rate for one year certificates of deposit, but not in excess of the highest lawful rate permitted under applicable laws, calculated from the original due date thereof to the date of payment.

            (g) FORCE MAJEURE. Except for the payment of Rent, Additional Rent or other sums payable by Tenant to Landlord, time periods for Tenant's or Landlord's performance under any provision, of this Lease shall be extended for periods of time during which Tenant's or Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's control, including without limitation, strikes, embargoes, shortages of labor or materials, governmental regulations, acts of God, war or other strife.

            (h) RIGHT TO CHANGE PUBLIC SPACES. Landlord shall have the right at any time after the completion of the Building, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets, and other like public service portions of the Building. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevators serving the Premises, make any change which shall diminish the area of the Premises, or make any change which shall change the character of the Building from that of a first-class office building.

            (i) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state of Washington.

            (j) BUILDING DIRECTORY. Landlord shall maintain in the lobby of Building a directory which shall include the name of Tenant and any other names reasonably requested by Tenant in proportion to the number of listings given to comparable tenants of the Building.

            (k) BUILDING NAME. The Building will be known by such name as Landlord may designate from time to time.

      IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.


LANDLORD:                           MERRILL PLACE, LLC, a Washington limited
                                      liability company



                                    By  /s/ [SIGNATURE ILLEGIBLE]
                                      ------------------------------------------
                                      Its   Manager
                                         ---------------------------------------


TENANT:                             FREESHOP INTERNATIONAL, INC.



                                    By  /s/ [SIGNATURE ILLEGIBLE]
                                      ------------------------------------------
                                      Its   President & CEO
                                         ---------------------------------------




STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )


      I certify that I know or have satisfactory evidence that Kevin Daniels is the person who appeared before me and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument as the Manager of MERRILL PLACE, LLC to be the free and voluntary act and deed of said limited liability company, for the uses and purposes mentioned in the instrument.

      WITNESS my hand and official seal hereto affixed this 23rd date of September, 1997.


                                                   /s/  LINDA PIERATT
                                          --------------------------------------
                                          (Print name)       LINDA PIERATT
                                                      --------------------------
                                          Notary Public in and for the State of
                                          Washington.

                                          My appointment expires     8-19-00
                                                                ----------------



STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )


      I certify that I know or have satisfactory evidence that Michael Schutzler is the person who appeared before me and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument as the President & CEO of

FREESHOP INTERNATIONAL, INC. to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned in the instrument.

     WITNESS my hand and official seal hereto affixed this 23 day of September, 1997.


                                        /s/ JOAN MCCLAFLIN
                                        ----------------------------------------
                                        (Print Name) Joan McClaflin
                                        Notary Public in and for the State of
                                        Washington.
                                        My appointment expires 1-10-99

                                   EXHIBIT A

                         LEGAL DESCRIPTION OF PROPERTY

                                   EXHIBIT A
                               LEGAL DESCRIPTION

LEGAL DESCRIPTION:

PARCEL 1:

THAT PORTION OF BLOCK 4 OF D. S. MAYNARD'S PLAT OF SEATTLE, AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 23, RECORDS OF KING COUNTY, AND OF VACATED ALLEY IN SAID BLOCK, AND OF AN UNPLATTED STRIP OF LAND IN SECTION 6, TOWNSHIP 24 NORTH, RANGE 4 EAST W.M., DESCRIBED AS FOLLOWS:

BEGINNING ON THE NORTHERLY LINE OF LOT 8 IN SAID BLOCK AT A POINT 9.0 FEET WESTERLY OF THE NORTHEAST CORNER THEREOF; THENCE SOUTHERLY PARALLEL WITH THE EASTERLY LINE OF SAID BLOCK, A DISTANCE OF 75.00 FEET; THENCE WESTERLY PARALLEL WITH THE NORTHERLY LINE OF SAID BLOCK, A DISTANCE OF 119.00 FEET TO THE CENTERLINE OF THE ALLEY THEREIN; THENCE SOUTHERLY ALONG THE CENTERLINE OF SAID ALLEY, 165.00 FEET TO THE EASTERLY PRODUCTION OF THE SOUTHERLY LINE OF SAID LOT 4 IN SAID BLOCK; THENCE CONTINUING SOUTHERLY ALONG THE PRODUCTION OF THE CENTERLINE OF SAID ALLEY, A DISTANCE OF 16.716 FEET TO THE GOVERNMENT MEANDER LINE, THENCE WEST ALONG SAID MEANDER LINE, 150.408 FEET TO AN ANGLE POINT IN SAID MEANDER LINE; THENCE NORTHERLY ALONG SAID MEANDER LINE TO A POINT DUE WEST OF THE NORTHWEST CORNER OF LOT 1 IN SAID BLOCK; THENCE EAST TO THE NORTHWEST CORNER OF SAID LOT 1; THENCE EASTERLY ALONG THE NORTHERLY LINE OF SAID BLOCK, A DISTANCE OF 247.00 FEET TO THE POINT OF BEGINNING;

EXCEPT ALL COAL AND MINERALS AND THE RIGHT TO EXPLORE FOR AND MINE THE SAME, AS EXCEPTED BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 3528837, COVERING THE SOUTH 45 FEET OF LOT 2, ALL OF LOTS 3 AND 4, THAT PORTION OF THE WEST 1/2 OF VACATED ALLEY ADJOINING, AND THOSE PORTIONS OF THE UNPLATTED STRIP IN SECTION 6 ADJOINING;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

PARCEL 2:

THE WEST 111 FEET OF LOT 5 IN BLOCK 4 OF D. S. MAYNARD'S PLAT OF SEATTLE, AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 23, RECORDS OF KING COUNTY;

TOGETHER WITH THAT PORTION OF UNPLATTED STRIP OF LAND IN SECTION 6, TOWNSHIP 24 NORTH, RANGE 4 EAST W.M., LYING BETWEEN THE WEST 111 FEET OF LOT 5 IN BLOCK 4 OF
D. S. MAYNARD'S PLAT OF SEATTLE, AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 23, RECORDS OF KING COUNTY, AND THE GOVERNMENT MEANDER LINE, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT 5; THENCE SOUTHERLY 16.801 FEET TO THE SAID MEANDER LINE;

THENCE EASTERLY ALONG THE SAID MEANDER LINE 111.00 FEET, MORE OR LESS TO THE WEST MARGINAL LINE OF FIRST AVENUE SOUTH; THENCE NORTHERLY ALONG THE WEST MARGINAL LINE OF FIRST AVENUE SOUTH 17.971 FEET TO THE SOUTH MARGINAL LINE OF SAID LOT 5; THENCE WESTERLY 111.00 FEET TO THE POINT OF BEGINNING;

AND TOGETHER WITH THAT PORTION OF THE EASTERLY 1/2 OF THE VACATED ALLEY IN BLOCK 4 OF D. S. MAYNARD'S PLAT OF SEATTLE, AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 23, RECORDS OF KING COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF LOT 5 IN BLOCK 4 OF SAID PLAT; THENCE WEST 8 FEET; THENCE SOUTHERLY ALONG THE CENTERLINE OF SAID VACATED ALLEY 76.716 FEET TO THE GOVERNMENT MEANDER LINE; THENCE EASTERLY ALONG THE SAID MEANDER LINE 8 FEET, MORE OR LESS, TO THE EASTERLY MARGINAL LINE OF SAID VACATED ALLEY PRODUCED SOUTH; THENCE NORTHERLY 76.801 FEET TO THE POINT OF BEGINNING;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.



PARCEL 3:

THE WEST 111 FEET OF LOT 6 AND THE WEST 111 FEET OF THE SOUTH 45 FEET OF LOT 7 IN BLOCK 4 OF D. S. MAYNARD'S PLAT OF SEATTLE, AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 23, RECORDS OF KING COUNTY;

TOGETHER WITH THE EAST 1/2 OF VACATED ALLEY ADJOINING;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

                                   EXHIBIT B

                             FLOOR PLAN OF PREMISES

                                   EXHIBIT B

                     [OVERALL & DEMOLITION 3RD FLOOR PLAN]

                                   EXHIBIT C

                              TENANT IMPROVEMENTS

                                 To be attached

                                   EXHIBIT D

                              MEMORANDUM OF LEASE

                              MEMORANDUM OF LEASE

     THIS MEMORANDUM OF LEASE, made as of 9/23, 1997, by and between MERRILL PLACE, LLC, a Washington limited liability company ("Landlord") and FREESHOP INTERNATIONAL, INC. ("Tenant").


     WITNESSETH:

     IN CONSIDERATION of the rents reserved in that certain Lease Agreement between the parties dated September 23, 1997, and of the terms, covenants, conditions and agreements on the part of Tenant therein, Landlord leases to Tenant certain real property located in the City of Seattle, County of King, State of Washington, upon which Landlord owns a building to be used for Tenant's offices, which property is designated in said Lease Agreement and located on a portion of the real property described on Exhibit A attached hereto and made a part hereof; together with all and singular the building or buildings, privileges and advantages, with any and all appurtenances belonging or in any way appertaining to the real property hereby leased, including the right in Tenant, its successors, assigns, subtenants, employees, customers, licensees and invitees or use the sidewalks, common areas and access areas to and from public streets and highways.

     TO HAVE AND TO HOLD the premises for the initial term of three (3) years, ending September 30, 2000, with one option to extend the term for one (1) additional period of three (3) years each, upon the terms, covenants and conditions specified in the Lease Agreement.

     IN WITNESS WHEREOF, the parties executed this instrument the date first above written.


"LANDLORD"                         MERRILL PLACE LLC
                                   By NSD, LLC, its Manager


                                   By:  /s/ KEVIN DANIELS
                                      ------------------------------
                                        Member

"TENANT"                           FREESHOP INTERNATIONAL, INC.

                                   By: /s/ MICHAEL SCHUTZLER
                                      -----------------------------
                                      Its President & CEO


STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )



     I certify that I know or have satisfactory evidence that Kevin Daniels is the person who appeared before me and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument as the Manager of MERRILL PLACE, LLC to be the free and voluntary act and deed of said limited liability company, for the uses and purposes mentioned in the instrument.

     WITNESS my hand and official seal hereto affixed this 23rd day of September, 1997.


                                        /s/ LINDA PIERATT
                                        ----------------------------------------
                                        (Print name) Linda Pieratt
                                        Notary Public in and for the State of
                                        Washington
                                        My appointment expires 8-19-00


STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF KING        )

     I certify that I know or have satisfactory evidence that Michael Schutzler is the person who appeared before me and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument as the President & CEO of FREESHOP INTERNATIONAL, INC. to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned in the instrument.

     WITNESS my hand and official seal hereto affixed this 23 day of September, 1997.


                                        /s/ JOANN MCCLAFLIN
                                        ----------------------------------------
                                        (Print name) Joann McClaflin
                                        Notary Public in and for the State of
                                        Washington.
                                        My appointment expires 1-10-99

                                   EXHIBIT E

                           ADDITIONAL TERMS OF LEASE

                                      None

                               AMENDMENT TO LEASE


        THIS AMENDMENT TO LEASE (the "Amendment") is made and entered into this _____ day of February, 1999, by and between MERRILL PLACE, LLC, a Washington limited liability company ("Landlord"), and FREESHOP INTERNATIONAL, INC. ("Tenant").

        RECITALS:

        A. On the 23rd day of September, 1997, Landlord and Tenant entered into a Lease Agreement (the "Lease"), which Lease provides for the lease by Landlord to Tenant of certain premises consisting of 9,670 square feet of office floor area on the third floor and 2,117 square feet of balcony floor area (the "Original Premises") of the Schwabacher Warehouse Building located at 95 South Jackson Street, Seattle, King County, Washington (the "Warehouse Building").

        B. Tenant has exercised its right of first opportunity to lease additional space in the Building pursuant to Paragraph 36 of the Lease.

        C. The parties hereto desire by these presents to amend the Lease in certain respects to reflect the lease of such additional space by Landlord to Tenant.

        NOW, THEREFORE, for and in consideration of the recitals, which are incorporated herein, and other good and valuable consideration, the parties hereto agree that the Lease shall be, and the same is hereby amended as follows:

        1. Additional Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 900 rentable square feet of floor area on the first floor and approximately 8,233 rentable square feet of floor area on the second floor of the Warehouse Building (the "Additional Space") (hereinafter the Original Premises and Additional Space are collectively called the "Premises"), upon the same terms and conditions contained in the Lease, except as provided otherwise herein. The Additional Space is shown on the drawing attached hereto as Exhibit A and incorporated herein by this reference.

        2. Rentable Area. The exact measurement of the Additional Space will be computed by an AIA architect based upon BOMA standards and, upon completion, the parties will execute an addendum to this Amendment setting forth the actual square footage of the Premises and the percentage of square footage of the Premises compared to the area of the Building utilized for office space.

        3. Pocket Space. Tenant will be allowed to pocket up to 4,000 rentable square feet of the Additional Space shown on the drawing attached hereto as Exhibit B and incorporated herein by this reference (the "Pocket Space") through December 31, 1999, upon written notice to Landlord. The Pocket Space can be occupied by Tenant at any time but must be taken in increments of a minimum of 1,000 square feet. Tenant will commence paying rent for the Pocket Space upon the earlier to occur of the date of its occupancy of the Pocket Space or December 31, 1999.

        4. Commencement Date for Additional Space. The Lease commencement date for the Additional Space (the "Commencement Date for the Additional Space") shall be the later to occur of June 1, 1999, or the date of substantial completion of the Tenant Improvements (defined below); provided that if Tenant causes delays in the construction schedule set forth in paragraph 12 below, the Commencement Date for the Additional Space will be June 1, 1999.

        5. Expiration Date. The expiration date of the Lease is hereby extended from September 30, 2000, to May 31, 2003 (the "Termination Date"). All of Tenant's rights to lease the Premises will terminate on the Termination Date.

        6. No Further Options to Renew. Paragraph 35 of the Lease (Option to Renew) is hereby deleted in its entirety, and Tenant shall have no option to renew the Lease term after the Termination Date.

        7. Early Termination. Tenant may terminate the Lease upon the second and third anniversary of the Commencement Date for the Additional Space, at no additional cost to Tenant, provided that Tenant gives at least 270 days prior written notice to Landlord. Notwithstanding the foregoing, this early termination right is contingent upon Landlord not being able to provide Tenant with additional expansion space within Merrill Place to meet Tenant's expansion requirements noted to in its termination notice.

        8. Rent for Additional Space. Tenant shall pay Landlord rent based on the following schedule for all occupied office space commencing on the Commencement Date for the Additional Space:

                                   ADDITIONAL SPACE           ORIGINAL PREMISES
               MONTHS                 $/RSF/YEAR                  $/RSF/YEAR
                1-12                    $18.50                     $21.00
               13-24                    $19.50                     $22.00
               25-36                    $20.50                     $23.00
               37-48                    $21.50                     $24.00

Rent for the balcony space shall remain at $4.00 per square foot per year throughout the term of the Lease.

        9. Right of First Opportunity. Paragraph 36 is hereby amended to read as follows:

               36. RIGHT OF FIRST OPPORTUNITY. During the term of the Lease, provided Tenant is not in default, Tenant shall have the right of first opportunity to lease all office space in the Building (the "Expansion Space") when the same becomes available, prior to the Expansion Space being offered to a third party. Landlord will notify Tenant in writing of the availability of the Expansion Space, and Tenant shall have five
        (5) business days to accept the space. The Expansion Space will be leased on the terms and conditions to be negotiated by Landlord and Tenant prior to Tenant's occupancy of the Expansion Space.

        10. Operating Expenses. Paragraph 8(vi) of the Lease is hereby amended to read as follows:

        "Base Service Year" shall mean 1997 for the Original Premises and 1999 for the Additional Space.

        11. Landlord Improvements. Landlord agrees to make the following improvements to or for the Additional Space and its systems (the "Landlord Improvements"):

            a. Landlord will provide adequate electrical capacity for normal office use to the main distribution panel. Distribution throughout the Additional Space is part of Tenant Improvement costs.

            b. Landlord will upgrade and add new HVAC equipment into the Additional Space at its sole cost, but distribution from each heat pump unit is part of the Tenant Improvement costs.

            c. Landlord will contribute up to a maximum of $20,000 for the installation of new windows on the south exterior of the Premises (either floor) or for improvements or repairs to the current windows. Any additional costs above $20,000 will be borne by Tenant as part of the Tenant Improvements.


        12. Tenant Improvements. Landlord will construct all improvements to the Premises requested by Tenant (the "Tenant Improvements") according to plans and specifications approved by Landlord and Tenant. The Commencement Date for the Additional Space of June 1, 1999, is contingent upon Landlord and Tenant meeting the following construction schedule:

        FEBRUARY 15, 1999. Tenant's architect will deliver to Landlord an approved set of permit ready construction documents initialed by Tenant. Landlord will review said documents for completeness and then submit them to the City of Seattle for building permits immediately upon Landlord's approval of the drawings.

        MARCH 1, 1999. Demolition of the Additional Space commences. Tenant acknowledges that demolition and construction of the Tenant Improvements to the Additional Space could cause some inconvenience to its current occupancy of the Original Premises.

        MARCH 15, 1999. Anticipated date that building permit will be issued. Upon issuance of the building permit, construction of the Tenant Improvements will begin.

        JUNE 1, 1999.  Anticipated delivery date of Additional Space.

        Landlord agrees to obtain a minimum of two (2) construction bids from qualified contractors, and to select the lowest bid, subject to bid qualification by Landlord.

        13. Tenant Improvement Allowance. Landlord will provide Tenant with an improvement allowance for the Tenant Improvements in the Additional Space of $13.00 per rentable square feet of Additional Space. Tenant agrees to pay, on or before the Commencement Date for the Additional Space, for all costs of the Tenant Improvements in excess of this tenant improvement allowance.

        14. Parking. Paragraph 1(h) of the Lease is hereby amended to read as follows:

               (h) PARKING. During the term of this Lease, Landlord will provide parking stalls for up to eighteen (18) cars on a nonreserved basis for ninety percent (90%) of the posted market rental rate. This rental rate will commence on the date this Amendment is fully executed, but in any event, not later than March 1, 1999. Landlord will also provide Tenant with one Executive Reserved parking space at the same rental rate. Additional monthly parking stalls may be available to Tenant's employees and visitors on a first come, first served basis.

        15. Counterparts. This Amendment may be executed in one or more counterparts, and all of the counterparts shall constitute but one and the same agreement, notwithstanding that all parties hereto are not signatories to the same or original counterpart.

        16. All Other Terms Remain Unchanged. Except as amended herein, all other terms and conditions of the Lease shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

"LANDLORD"                         MERRILL PLACE, LLC,
                                   a Washington limited liability company

                                   By: NSD, LLC, a Washington limited liability company, its manager



                                        By: /s/ KEVIN DANIELS
                                            -----------------------------------
                                            Kevin Daniels, Member


"TENANT"                           FREESHOP INTERNATIONAL, INC.



                                        By: /s/ JOHN WADE
                                            -----------------------------------

                                        Its: Chief Financial Officer
                                            -----------------------------------

STATE OF WASHINGTON          )
                             ) ss.
COUNTY OF KING               )

        I certify that I know or have satisfactory evidence that KEVIN DANIELS is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as a Member of NSD, LLC, in its capacity as the Manager of MERRILL PLACE LLC, to be the free and voluntary act and deed of each of said limited liability companies, for the uses and purposes mentioned in the instrument.

        WITNESS my hand and official seal hereto affixed this 10th day of February, 1999.


                                        /s/ LINDA PIERATT
                                        ---------------------------------------
                                        (Signature of Notary)

                                        Linda Pieratt
                                        ---------------------------------------
                                        (Print or stamp name of Notary)
                                        NOTARY PUBLIC in and for the State
                                        of Washington

                                        My Appointment Expires: 8-19-00
                                                                ---------------


STATE OF WASHINGTON          )
                             ) ss.
COUNTY OF KING               )

        I certify that I know or have satisfactory evidence that John Wade is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of FREESHOP INTERNATIONAL, INC., to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned in the instrument.

        WITNESS my hand and official seal hereto affixed this 16th day of February, 1999.



                                        /s/ KAREN LEATHERS
                                        ---------------------------------------
                                        (Signature of Notary)

                                        Karen Leathers
                                        ---------------------------------------
                                        (Print or stamp name of Notary)
                                        NOTARY PUBLIC in and for the State
                                        of Washington

                                        My Appointment Expires: Oct. 2, 2002
                                                                --------------

                                    EXHIBIT A

                          (DRAWING OF ADDITIONAL SPACE)

                                    EXHIBIT B

                            (DRAWING OF POCKET SPACE)